UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2015
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Acadia Realty Trust ("the Company") was held on May 27, 2015. Shareholders representing 66,375,273 common shares of beneficial interest ("Common Shares"), or 96.57%, of the Common Shares outstanding as of the April 1, 2015 record date, either participated or were represented at the meeting by proxy.

The proposals listed below were submitted to a vote of the holders of Common Shares ("Shareholders"). The proposals are described in the Company's definitive proxy statement for the annual meeting previously filed with the Securities and Exchange Commission. Proposals 1 and 2 were approved and Proposal 3 was approved, on an advisory basis, by the Shareholders pursuant to the voting results set forth below.

	Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1 - Election of Trustees
Proposal 1a - Election of Trustee: Kenneth F. Bernstein	64,537,792	722,702	2,168	1,112,611
Proposal 1b - Election of Trustee: Douglas Crocker II	64,774,260	486,349	2,053	1,112,611
Proposal 1c - Election of Trustee: Lorrence T. Kellar	65,076,963	183,647	2,052	1,112,611
Proposal 1d - Election of Trustee: Wendy Luscombe	61,432,228	3,827,567	2,867	1,112,611
Proposal 1e - Election of Trustee: William T. Spitz	65,142,391	117,417	2,854	1,112,611
Proposal 1f - Election of Trustee: Lee S. Wielansky	64,532,064	728,430	2,168	1,112,611

	Votes Cast For	Votes Against	Abstentions

Proposal 2 - Ratify BDO USA, LLP as Independent Registered Public Accounting Firm	66,045,123	327,745	2,405

	Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of Named Executive Officers	59,830,707	5,409,214	22,741	1,112,611

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant) Date: May 27, 2015 By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer